Exhibit 4.1

Savara INC. Incorporated under the laws of the state of Delaware See reverse for certain definitions CUSIP 805111 10 1 This CERTIFIES THAT SPECIMEN is the owner of fully paid and non-assessable shares of the common stock, par value $.001 per share, of savara inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the transfer agent and registered by the registrar. Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officer. Dated: chief executive officer secretary savara inc. corporate seal 1997 delaware secretary countersigned and registered: American stock transfer & trust company, LLC (Brooklyn, NY) BY: Transfer agent and registrar authorized signature

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series there of and the qualifications, limitations, or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common TEN ENT – as tenants by the entireties JT – as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT – Custodian (Cust) (Minor) under uniform gifts to minors Act (State) Additional abbreviations may also be used through not in the above list. For value received, the undersigned hereby sells, assigns and transfers unto please insert social security or other identifying number assignee (please print or typewrite name and address, including zip code, of assignee) shares here of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever. Signature(s) Guaranteed: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17ad-15.